UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 6, 2014

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

4101 Whiteside Street, Los Angeles, CA 90063
Address of principal executive offices

Registrant's telephone number: (323) 266-8765

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation

On March 6, 2014 and on March 11, 2014, Drinks Americas Holdings, Inc. (the “Company”) entered into first amendment agreements (the “Amendments”) with IBC Funds LLC (“IBC”), to certain 8% Convertible Unsecured Promissory Notes (the “Notes”) in principal amount of $125,000 and $130,000, which Notes were originally dated as of November 1, 2012 and due May 1, 2013.  As previously reported, the Notes were originally issued to World Wide Beverage Imports, LLC (“WBI”) on November 1, 2012.  WBI assigned the Notes to a third party from whom IBC acquired the Notes.

Pursuant to the Amendments, IBC agreed to extend the maturity of the Notes from May 1, 2013 to March 6, 2015 and March 11, 2015 and to waive, if any, existing or prior defaults under the Notes and the Company agreed to (i) amend the conversion price of the Notes to the equal 35% of the lowest historical traded price of the Company’s common stock.

The foregoing information is a summary of the Amendment, and the Notes, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Convertible Promissory Note in principal amount of $125,000
10.2	First Amendment to Convertible Promissory Note in principal amount of $130,000

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 12, 2014

DRINKS AMERICAS HOLDINGS, LTD.

/s/ Timothy Owens
Timothy Owens, Chief Executive Officer